EXHIBIT 23.2

                      Consent of Independent Accountants

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                        [ATKINSON & CO. LTD. LETTERHEAD]



                       INDEPENDENT ACCOUNTANTS' CONSENT

Board of Directors
GFSB Bancorp, Inc.
221 Aztec Avenue
Gallup, New Mexico  87031

We consent to incorporation by reference in this Registration Statement on Form S-8 related to the GFSB Bancorp, Inc. 1995 Stock Option Plan of our report on the consolidated financial statements of GFSB Bancorp, Inc., included in the Form 10-KSB of GFSB Bancorp, Inc. for the fiscal year ended June 30, 1995.



                                          /s/Atkinson & Co., Ltd.
                                          Atkinson & Co., Ltd.

Alburquerque, New Mexico
June 28, 1996